UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

Tamboran Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42149	93-4111196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 01, Level 39, Tower One, International Towers Sydney

100 Barangaroo Avenue, Barangaroo NSW 2000

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: Australia +61 2 8330 6626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TBN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On July 31, 2024, Tamboran Resources Corporation (the “Company”) issued a quarterly activity report (the “Quarterly Report) and Appendix 5B cash flow report (the “Appendix 5B” together with the Quarterly Report, the “Releases”) pursuant to Australian Securities Exchange listing rules. The Releases include the public release of the Company’s results of operations or financial condition for the quarter ended June 30, 2024 prepared in accordance with the Australian Accounting Standards Board standards. A copy of the Quarterly Report is furnished herewith as Exhibit 99.1 and a copy of the Appendix 5B is furnished herewith as Exhibit 99.2, each is hereby incorporated by reference into this Item 2.02.

The information contained in this Item 2.02 and the Releases shall be considered “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Quarterly Report, as released on the Australian Securities Exchange on July 31, 2024.

99.2	Appendix 5B, as released on the Australian Securities Exchange on July 31, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMBORAN RESOURCES CORPORATION

Date: July 31, 2024	By:	/s/ Eric Dyer
Eric Dyer Chief Financial Officer